UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2020

Exantas Capital Corp.

(Exact name of registrant as specified in its charter)

Maryland	1-32733	20-2287134
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

865 Merrick Avenue, Suite 200 S
Westbury, NY		11590
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516-535-0015

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XAN	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	XANPrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Senior Secured Financing Facility

As previously reported, on July 31, 2020, RCC Real Estate SPE Holdings LLC (“Holdings”), an indirect, wholly owned subsidiary of Exantas Capital Corp., and RCC Real Estate SPE 9 LLC (the “Borrower”), a direct, wholly owned subsidiary of Holdings, entered into a $250 million Loan and Servicing Agreement (the “Loan Agreement”) with Massachusetts Mutual Life Insurance Company (“MassMutual”), the other lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as the administrative agent and collateral custodian, MassMutual, as the facility servicer, and ACRES Capital Servicing LLC, an affiliate of ACRES Capital, LLC, as the portfolio servicer. Capitalized terms used but not defined herein have the same meanings as in the Loan Agreement, a copy of which was included as Exhibit 10.2 to our current report on Form 8-K filed on August 3, 2020 and is incorporated herein by reference.

On September 16, 2020, Holdings, the Borrower and the Lenders entered into a first amendment to the Loan Agreement (the “Amendment”) pursuant to which (i) the portfolio of Initial Portfolio Assets was revised and an agreed advance rate for each Initial Portfolio Asset (each, an “Initial Portfolio Asset Advance Rate”) was set, and (ii) the revolving loan facility under the Loan Agreement was amended to require the Initial Lender (currently MassMutual) to provide a specific advance rate for any future Eligible Portfolio Assets and to limit the aggregate total amount of Advances outstanding at any time to both the Total Facility Amount and, in lieu of a 55% LTV, a Borrowing Base as of any required date of determination equal to the sum of, in each case, the product of the advance rate for such Eligible Portfolio Asset (including in respect of the Initial Portfolio Assets, the applicable Initial Portfolio Advance Rate therefor) and the then determined Value of such Eligible Portfolio Asset.

The Initial Portfolio Asset Advance Rates range between approximately 27% and 70%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
10.1

First Amendment to Loan and Servicing Agreement, dated as of September 16, 2020, among RCC Real Estate SPE Holdings LLC, RCC Real Estate SPE 9 LLC, Massachusetts Mutual Life Insurance Company and Wells Fargo Bank, National Association, as the Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXANTAS CAPITAL CORP.

Date:	September 22, 2020
		By:	/s/ Mark Fogel
Mark Fogel
President & Chief Executive
Officer